REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Residential Funding Corporation:


We have examined management's assertion about Residential Funding Corporation's (the "Company") compliance with the minimum servicing standards identified in their role as Master Servicer as of and for the year ended December 31, 2003, included in the accompanying management assertion. Such assertion was examined relating to those mortgage loans included in the listing of mortgage loans and series of certificates included in the attached Exhibit 1. Our testing procedures were applied only to the series of certificates serviced on or before September 20, 2003. Direct servicing functions are performed by various primary servicers and subservicers. Management is responsible for the Company's compliance with these minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and series of certificates subject to such procedures were selected using sampling methods, and accordingly, we make no representation that our examination procedures were performed on a specific series of loans of certificates as listed in the attached Exhibit 1. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2003 is fairly stated, in all material respects.



February 20, 2004


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                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS


March 22, 2004

PricewaterhouseCoopers LLP
650 Third Avenue South
Suite 1300
Minneapolis, MN 55402


As of and for the year ended December 31, 2003, Residential Funding Corporation ("RFC") has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements. Direct servicing functions are performed by various primary servicers and subservicers.

Our minimum standards are:


I.      CUSTODIAL BANK ACCOUNTS

A. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

     1)   Be mathematically accurate.

     2)   Be prepared within thirty (30) calendar days after the cutoff date.

     3) Be reviewed and approved by someone other than the person who prepared the reconciliation, and document explanation for reconciling items.

     4) These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

B. Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.

C. Funds shall be advanced by the master servicer, the primary servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedule of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.


II.     SUBSERVICER REMITTANCES

A. Remittances for mortgage payments and payoffs received from primary servicers or subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.

B. Remittances from primary servicers or subservicers shall be reconciled to applicable mortgager records during the appropriate accounting cycle.

C. Reconciliations shall be performed monthly for each primary servicer and subservicer remittance. These reconciliations shall:

     1)   Be mathematically accurate.

     2)   Be prepared within thirty (30) calendar days after the cutoff date.


III.    DISBURSEMENTS

A. Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreements and/or the prospectus indicating how cash flows are to be allocated.

B. Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

C.   Only  permitted  withdrawals  per  the  applicable  pooling  and  servicing
     agreements    shall   be   made   from   the    custodial    accounts   for
     certificateholders.

D. Disbursements of investor funds from custodial accounts via wire transfer shall be made only by authorized personnel.

IV. INVESTOR ACCOUTNING AND REPORTING

A. Statements to the certificateholders shall be made with each monthly distribution in accordance with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.


V. MORTGAGOR ACCOUNTING

A. Uniform Single Attestation Program reports from external primary servicers or subservicers will be obtained and reviewed to provide a basis in meeting our minimum servicing standards.

B. Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the primary servicers or subservicers with respect to unpaid principal balance on a monthly basis.


VI. DELINQUENCIES

A. Reports from primary servicers and subservicers identifying delinquent loans shall be received and reviewed monthly. Reports shall be made with each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the primary servicers and subservicers.


VII. INSURANCE POLICIES

A. As of and for this same period, RFC had in effect a fidelity bond in the amount of $150,000,000 and a mortgage impairment/mortgages errors and omissions and professional liability insurance policy in the amount of $100,000,000.

/s/Bruce Paradis
-------------------------------------------------------
Bruce Paradis
Residential Funding Corporation
President & Managing Director


/s/Davee Olson
-------------------------------------------------------
Davee Olson
Residential Funding Corporation
Chief Financial Officer & Managing Director



/s/Eric Scholtz
-------------------------------------------------------
Eric Scholtz
Residential Funding Corporation
Managing Director

RESIDENTIAL FUNDING CORPORATION
December 31, 2003                                                    Exhibit 1
-------------------------------------------------------------------------------

1985 Series          1992 Series                 1993 Series        1995 Series
-----------          -----------                 -----------        -----------
                     (CONT.)                     (CONT.)            (CONT.)
1985 MS-ASL (1014)
1985 MS-ASL (1034)   1992-S33                    1993-S44           1995-J3
1985 MS-ASL (1038)   1992-S34                    1993-S45           1995-J4
1985 MS-ASL (1052)   1992-S35                    1993-S47           1995-QS1
1985 MS-ASL (1059)   1992-S36                    1993-S48           1995-R20
1985 MS-ASL (1060)   1992-S38                    1993-S49           1995-R5
1985 MS-ASL (1088)   1992-S39                    1993-S6            1995-S1
                     1992-S41                    1993-S7            1995-S10
1986 SERIES          1992-S43                    1993-S9            1995-S11
-----------
                     1992-S44                    1993-WH15B         1995-S12
1986-A NYCF          1992-S6                     1993-WH15C         1995-S14
                     1992-S9                     1993-WH2           1995-S15
1987 SERIES                                                         1995-S16
                     1993 SERIES                 1994 SERIES        1995-S17
                     -----------                 -----------
1987-A NYCF                                                         1995-S18
1987-WH2             1993-6                      1994-MZ1           1995-S19
                     1993-J2                     1994-S1            1995-S21
1988 SERIES          1993-J3                     1994-S10           1995-S3
-----------
                     1993-MZ1                    1994-S11           1995-S4
1988-A NYCF          1993-MZ2                    1994-S12           1995-S6
1988-SBRC WH1        1993-MZ3                    1994-S13           1995-S7
                     1993-S11                    1994-S14           1995-S8
1989 SERIES          1993-S12                    1994-S15           1995-S9
-----------
                     1993-S13                    1994-S16           1995-WH12
1989-SW1             1993-S14                    1994-S17           1995-WH13
                     1993-S15                    1994-S18           1995-WH14
1990 SERIES          1993-S16                    1994-S2            1995-WH15
-----------
                     1993-S17                    1994-S3            1995-WH18
1990-A NYCF          1993-S2                     1994-S5            1995-WH5
                     1993-S20                    1994-S7
1992 SERIES          1993-S21                    1994-S8            1996 SERIES
-----------                                                         -----------
                     1993-S23                    1994-S9
1992-2               1993-S25                    1994-WH1           1996-A SANTA
1992-4               1993-S26                    1994-WH14          1996-KS2
1992-5               1993-S27                    1994-WH16D         1996-QS1
1992-D               1993-S28                    1994-WH21          1996-QS2
1992-J1              1993-S29                    1994-WH4B          1996-QS3
1992-J10             1993-S3                                        1996-QS4
1992-J9              1993-S30                    1995 SERIES        1996-QS5
                                                 -----------
1992-S11             1993-S31                                       1996-QS6
1992-S16             1993-S32                    1995-2 SBMS        1996-QS7
1992-S18             1993-S34                    1995-3 SBMS        1996-QS8
1992-S2              1993-S36                    1995-HWH1          1996-RHS4
1992-S20             1993-S37                    1995-HWH2          1996-S1
1992-S22             1993-S39                    1995-HWH3          1996-S10
1992-S24             1993-S40                    1995-HWH4          1996-S11
1992-S27             1993-S41                    1995-HWH5          1996-S13
1992-S31             1993-S42                    1995-J1            1996-S14
1992-S32             1993-S43                    1995-J2            1996-S15